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                                                                    EXHIBIT 99.1

                          CONSENT OF SOLOMON ASSOCIATES


We hereby consent to the use in the 2000 Form 10-K of Conoco Inc., of our name in reference to ranking of the performance of Conoco's European refineries which appear in such 2000 Form 10-K, to be filed on or about March 15, 2001. We also consent to the reference to us as "an independent benchmarking company."


/s/ D. B. Bossung
Executive Vice President
Solomon Associates, Inc.
February 20, 2001